Rule 424(b)(5)
                                                               333-26425

SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 29, 1995
(To Prospectus dated November 23, 1994)


                                 CWMBS, INC.
                                  Depositor

                               INDYMAC, INC./*/
                          Seller and Master Servicer

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1995-W

                                  --------------------

    This Supplement relates to the offering by the Seller of the Class B-1, Class B-2 and Class B-3 Certificates of the Series referenced above. This Supplement does not contain complete information about the offering of the Class B-1, Class B-2 and Class B-3 Certificates. Additional information is contained in the Prospectus Supplement dated November 29, 1995 (the "Prospectus Supplement") prepared in connection with the offering of the Offered Certificates of the Series referenced above and in the Prospectus of the Depositor dated November 23, 1994 (the "Prospectus"). Prospective purchasers are urged to read this Supplement, the Prospectus Supplement and the Prospectus in full.

    As of August 25, 1997 (the "Certificate Date"), the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates were approximately $7,548,896, $2,745,231 and $1,715,524, respectively.

    THE CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CLASS B-1, CLASS B-2 NOR CLASS B-3 CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL ENTITY, THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES OR ANY OTHER PERSON. DISTRIBUTIONS ON THE CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES WILL BE PAYABLE SOLELY FROM THE ASSETS TRANSFERRED TO THE TRUST FUND FOR THE BENEFIT OF CERTIFICATEHOLDERS.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR
                    THE PROSPECTUS.  ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.

    The Class B-1, B-2 and B-3 Certificates offered hereby will be purchased by Greenwich Capital Markets, Inc. (the "Underwriter") from the Seller and will be offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The weighted average of the proceeds to the Seller from the sale of the Class B-1, Class B-2 and Class B-3 Certificates is expected to be approximately 98.292% of the aggregate principal balance of such Certificates as of the Certificate Date, before deducting sale expenses payable by the Seller.

    The Class B-1, Class B-2 and Class B-3 Certificates are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that the Class B-1, Class B-2 and Class B-3 Certificates will be delivered at the offices of the Underwriter in Greenwich, Connecticut, on or about August 28, 1997 and are subsequently expected to be available for transfer through the facilities of The Depository Trust Company.


                       GREENWICH CAPITAL MARKETS, INC.

AUGUST 28, 1997

    UNTIL NINETY DAYS AFTER THE DATE OF THIS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A
SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    This Supplement is qualified in its entirety by reference to the detailed information appearing in the accompanying Prospectus Supplement and Prospectus. Certain capitalized terms used in this Supplement are defined in the Prospectus Supplement or the Prospectus.



/*/ On July 1, 1997, Independent National Mortgage Corporation changed its name to IndyMac, Inc.


                              THE MORTGAGE POOL

    As of August 1, 1997 (the "Reference Date"), the Mortgage Pool included approximately 790 Mortgage Loans having an aggregate Stated Principal Balance of approximately $111,980,989.

    The   following   table  summarizes   the  delinquency   and  foreclosure
experience of the Mortgage Loans as of the Reference Date.

                                                                                      As of
                                                                                 August 1, 1997
Total Number of Mortgage Loans  . . . . . . . . . . . . . . . . . . . . .              790
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
    30-59 days  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             3.29%
    60-90 days  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             0.89%
    91 days or more (excluding pending foreclosures)  . . . . . . . . . .             0.51%
                                                                                 ---------------
Total Delinquencies . . . . . . . . . . . . . . . . . . . . . . . . . . .             4.69%
                                                                                 ===============
Foreclosures Pending  . . . . . . . . . . . . . . . . . . . . . . . . . .             0.63%
                                                                                 ---------------
Total Delinquencies and foreclosures pending  . . . . . . . . . . . . . .             5.32%
                                                                                 ===============

______________
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.


    Three of the Mortgage Loans have been converted to REO as of the Reference Date.

    Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.


                         SERVICING OF MORTGAGE LOANS

THE MASTER SERVICER

    IndyMac, Inc. will continue to act as Master Servicer under the Agreement.

FORECLOSURE AND DELINQUENCY EXPERIENCE

    The following table summarizes the delinquency and foreclosure experience, respectively, as of December 31, 1994, December 31, 1995, December 31, 1996 and June 30, 1997 on approximately $6.8 billion, $9.4 billion, $11.1 billion and $11.6 billion, respectively, in outstanding principal balance of conventional mortgage loans master serviced by the Master Servicer. IndyMac, Inc. commenced master servicing conventional mortgage loans during April 1993. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such mortgage loans were not outstanding long enough to give rise to some or all of the indicated periods of delinquency. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans in the future:


                                                                   As of
                                                              December 31,                     As of
                                                                                             June 30,
                                                      ------      -------     ------         --------
                                                       1994         1995       1996            1997
                                                      ------      -------     ------         --------
Total Number of Conventional Mortgage Loans in
    Portfolio   . . . . . . . . . . . . . . . . .     30,803       53,101     68,209          72,652
Delinquent Mortgage Loans and Pending
    Foreclosures at Period End(1):
         30-59 days . . . . . . . . . . . . . . .       0.83%       2.30%      2.39%           2.28%
         60-89 days . . . . . . . . . . . . . . .       0.13        0.42       0.52            0.50%
90 days or more (excluding pending foreclosures)        0.09        0.38       0.81            0.94%
                                                      ------      -------     ------         --------
    Total Delinquencies   . . . . . . . . . . . .       1.05%       3.10%      3.72%           3.72%
                                                      ======      =======     ======         ========
Foreclosures pending  . . . . . . . . . . . . . .       0.07        0.30       0.65%           0.75%
                                                      ------      -------     ------         --------
Total delinquencies and foreclosures pending  . .       1.12%       3.40%      4.37%           4.47%
                                                      ======      =======     ======         ========

______________
(1)  As a percentage of the total number of loans master serviced.


      DESCRIPTION OF THE CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES

    The Class B-1, Class B-2 and Class B-3 Certificates are Subordinated Certificates. To the extent funds are available therefor, the Class B-1, Class B-2 and Class B-3 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class B-1, Class B-2 and Class B-3 Certificates are allocated amounts received in respect of principal on the Mortgage Loans based on the Subordinated Principal Distribution Amount as described in the Prospectus Supplement under "Description of the Certificates -- Principal -- Subordinated Principal Distribution Amount". Distributions of principal of the Subordinated Certificates will be made sequentially to the Classes of Subordinated Certificates in the order of their numerical Class designations, beginning with the Class B-1 Certificates, until the respective Class Certificate Balances thereof have been reduced to zero. Realized Losses will be allocated to the Class B-1, Class B-2 and Class B-3 Certificates as described in the Prospectus Supplement under "Description of the Certificates -- Allocation of Losses". Additional information relating to distributions of certain unscheduled payments in respect of principal (including, but not limited to, partial principal prepayments and principal prepayments in full) are set forth in the Prospectus Supplement under "Description of the Certificates -- Principal".

    As of the Certificate Date, the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates were approximately $7,548,896, $2,745,231 and $1,715,524, respectively, evidencing beneficial ownership interests of approximately 6.74%, 2.45% and 1.53%, respectively, in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $97,569,155 and evidenced in the aggregate a beneficial ownership interest of approximately 87.13% in the Trust Fund. As of the Certificate Date, the Class B-4, Class B-5 and Class B-6 Certificates had aggregate principal balances of $754,400, $686,798 and $960,985, respectively, and evidenced in the aggregate a beneficial ownership interest of approximately 0.67%, 0.61% and 0.86%, respectively, in the Trust Fund. The Class B-4, Class B-5 and Class B-6 Certificates are the only Certificates supporting the Class B-3 Certificates. For additional information  with  respect  to  the  Class  B-1,  Class  B-2  and  Class  B-3
Certificates,  see  "Description  of  the  Certificates"  in  the  Prospectus
Supplement.

REPORTS TO CERTIFICATEHOLDERS

    The  most   recent  monthly   statement  that   has  been  furnished   to
Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

REVISED STRUCTURING ASSUMPTIONS

    Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations --
Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Pool consists of one Mortgage Loan with the following characteristics:

                                                                                          Remaining
                                                         Original Term                     Term to
                                        Adjusted Net      to Maturity       Loan Age       Maturity
 Principal Balance   Mortgage Rate     Mortgage Rate      (in Months)     (in Months)    (in months)
------------------   -------------     -------------     -------------    -----------    -----------
$111,980,988.60      8.9151603592%     8.5268174028%          360              22           338


(ii)  the Mortgage Loan prepays at the specified constant percentages of SPA,
(iii) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced on or after the Reference Date,
(iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described in the Prospectus Supplement under "Description of the Certificates -- Principal" without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls on or after the Reference Date and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date,
(vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the Revised Structuring Assumptions as set forth in clause (i) above such that each Mortgage Loan will amortize in amounts sufficient to repay the principal balance of such Mortgage Loan by its indicated remaining term to maturity, (viii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (ix) the closing date of the sale of the Class B-1, Class B-2 and Class B-3 Certificates is August 29, 1997 (x) the Seller is not required to repurchase or substitute for any Mortgage Loan on or after the Reference Date and (xi) the Master Servicer does not, on or after the Reference Date, exercise any option to repurchase any Mortgage Loans described in the Prospectus Supplement under "Description of the Certificates -- Optional Purchase of Defaulted Loans" and "--Optional Termination". While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the table herein.

    Prepayments  of  mortgage  loans  commonly  are  measured  relative to  a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 200% SPA assumes prepayment rates will be 0.4% per annum in month one, 0.8% per annum in month two, and increasing by 0.4% in each succeeding month until reaching a rate of 12.0% per annum in month 30 and remaining constant at 12.0% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.


                YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

DECREMENT TABLES

    The following tables indicate the percentage of the Certificate Date Principal Balance of the Class B-1, Class B-2 and Class B-3 Certificates, respectively, that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.


      PERCENT OF CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATE BALANCE OUTSTANDING/*/

                                                                 Percentages of SPA
                                            ----------------------------------------------------------
Distribution Date                             0%       200%       375%      450%       600%       800%
                                            ----       ----       ----      ----       ----       ----
Initial . . . . . . . . . . . . . . .       100%       100%       100%      100%       100%       100%
August 1998 . . . . . . . . . . . . .        99%        99%        99%       99%        99%        99%
August 1999 . . . . . . . . . . . . .        98%        98%        98%       98%        98%        98%
August 2000 . . . . . . . . . . . . .        97%        97%        97%       97%        97%        61%
August 2001 . . . . . . . . . . . . .        96%        93%        91%       90%        71%        32%
August 2002 . . . . . . . . . . . . .        95%        88%        82%       79%        45%        16%
August 2003 . . . . . . . . . . . . .        94%        81%        70%       61%        28%         8%
August 2004 . . . . . . . . . . . . .        92%        72%        57%       44%        18%         4%
August 2005 . . . . . . . . . . . . .        91%        63%        44%       32%        11%         2%
August 2006 . . . . . . . . . . . . .        89%        54%        33%       23%         7%         1%
August 2007 . . . . . . . . . . . . .        87%        47%        25%       16%         4%         1%
August 2008 . . . . . . . . . . . . .        85%        40%        19%       12%         3%         0%
August 2009 . . . . . . . . . . . . .        83%        35%        15%        8%         2%         0%
August 2010 . . . . . . . . . . . . .        81%        30%        11%        6%         1%         0%
August 2011 . . . . . . . . . . . . .        78%        25%         8%        4%         1%         0%
August 2012 . . . . . . . . . . . . .        75%        21%         6%        3%         0%         0%
August 2013 . . . . . . . . . . . . .        72%        18%         5%        2%         0%         0%
August 2014 . . . . . . . . . . . . .        69%        15%         3%        1%         0%         0%
August 2015 . . . . . . . . . . . . .        65%        13%         2%        1%         0%         0%
August 2016 . . . . . . . . . . . . .        61%        10%         2%        1%         0%         0%
August 2017 . . . . . . . . . . . . .        56%         8%         1%        0%         0%         0%
August 2018 . . . . . . . . . . . . .        51%         7%         1%        0%         0%         0%
August 2019 . . . . . . . . . . . . .        46%         5%         1%        0%         0%         0%
August 2020 . . . . . . . . . . . . .        40%         4%         0%        0%         0%         0%
August 2021 . . . . . . . . . . . . .        34%         3%         0%        0%         0%         0%
August 2022 . . . . . . . . . . . . .        27%         2%         0%        0%         0%         0%
August 2023 . . . . . . . . . . . . .        19%         1%         0%        0%         0%         0%
August 2024 . . . . . . . . . . . . .        11%         1%         0%        0%         0%         0%
August 2025 . . . . . . . . . . . . .         2%         0%         0%        0%         0%         0%
August 2026 . . . . . . . . . . . . .         0%         0%         0%        0%         0%         0%
August 2027 . . . . . . . . . . . . .         0%         0%         0%        0%         0%         0%
                                            ----      -----      -----      ----       ----       ----
Weighted Average Life (years)** . . .      19.45      10.86       8.25      7.31       5.39       3.77
                                            ====      =====      =====      ====       ====       ====

_____________________
 *  Rounded to the nearest whole percentage.
** Determined as specified in the Prospectus Supplement under "Weighted Average Lives of the Offered Certificates."


                              CREDIT ENHANCEMENT

    As  of the  Reference  Date, the  Special  Hazard Loss  Coverage  Amount,
Bankruptcy  Loss  Coverage   Amount  and  Fraud  Loss  Coverage  Amount  were
approximately $1,785,944, $100,000 and $2,576,476, respectively.


                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Prospective purchasers of the Class B-1, Class B-2 and Class B-3 Certificates should consider carefully the income tax consequences of an investment in the Class B-1, Class B-2 and Class B-3 Certificates discussed under "Certain Federal Income Tax Consequences" in the Prospectus Supplement and in the Prospectus. Such purchasers should also consult their own tax advisors with respect to those consequences.


                             ERISA CONSIDERATIONS

    Prospective purchasers of the Class B-1, Class B-2 and Class B-3 Certificates should consider carefully the ERISA consequences of an investment in the Class B-1, Class B-2 and Class B-3 Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class B-1, Class B-2 and Class B-3 Certificates originally did not qualify for purposes of the Exemption, PTCE 83-1, or any other issued exemption under ERISA.


                                   RATINGS

    The Class B-1, Class B-2 and Class B-3 Certificates are currently rated "AA," "A" and "BBB," respectively, by Duff & Phelps Credit Rating Company. See "Ratings" in the Prospectus Supplement.


                               USE OF PROCEEDS

    The Seller intends to use the net proceeds from the sale of the Class B-1, Class B-2 and Class B-3 Certificates for general corporate purposes.


                            METHOD OF DISTRIBUTION

    Subject to the terms and conditions set forth in an agreement between the Seller and the Underwriter, the Seller has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Seller the Class B-1, Class B-2 and Class B-3 Certificates. Distribution of the Class B-1, Class B-2 and Class B-3 Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Class B-1, Class B-2 and Class B-3 Certificates, the Underwriter may be deemed to have received compensation from the Seller in the form of underwriting discounts.

    The Underwriter intends to make a secondary market in the Class B-1, Class B-2 and Class B-3 Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Class B-1, Class B-2 and Class B-3 Certificates will develop or, if it does develop, that it will continue.

    The Seller has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.


                                  EXHIBIT 1

                                          Mortgage Rates (1)
        ----------------------------------------------------------------------------------------------
                                           Number of                       Aggregate        Percent of
             Range of                       Mortgage               Principal Balance          Mortgage
        Mortgage Rates (%)                     Loans                     Outstanding              Pool
        ----------------------------------------------------------------------------------------------
          7.751 - 8.000                           11                  $   1,746,448             1.56%
          8.001 - 8.250                           14                      3,288,760             2.94
          8.251 - 8.500                           75                     14,247,172            12.72
          8.501 - 8.750                          158                     26,130,827            23.34
          8.751 - 9.000                          218                     30,242,102            27.01
          9.001 - 9.250                          158                     18,906,074            16.87
          9.251 - 9.500                           95                     11,063,280             9.88
          9.501 - 9.750                           40                      4,522,415             4.04
          9.751 - 10.000                          15                      1,397,512             1.25
         10.001 - 10.250                           3                        264,707             0.24
         10.251 - 10.500                           2                        113,355             0.10
         10.501 - 10.750                           1                         58,339             0.05
                                           ---------                ----------------------------------
                Total                            790                   $111,980,989           100.0%
                                           =========                ==================================

(1) As of the Reference Date, the weighted average Mortgage Rate of the Mortgage Loans is expected to be approximately 8.915%.


                             Current Mortgage Loan Principal Balances (1) Aggregate
       -----------------------------------------------------------------------------------------------
                                                 Number of                Principal         Percent of
       Range of Current Mortgage                  Mortgage                  Balance           Mortgage
         Loan Principal Balance                      Loans              Outstanding               Pool
       -----------------------------------------------------------------------------------------------
               $0   -            $50,000                83      $         3,301,410             2.95%
          $50,001   -           $100,000               265               20,073,425            17.93
         $100,001   -           $150,000               194               23,791,657            21.23
         $150,001   -           $200,000                94               16,108,726            14.39
         $200,001   -           $250,000                58               12,922,384            11.54
         $250,001   -           $300,000                33                9,033,318             8.07
         $300,001   -           $350,000                19                6,079,669             5.43
         $350,001   -           $400,000                20                7,577,897             6.77
         $400,001   -           $450,000                 6                2,579,329             2.30
         $450,001   -           $500,000                 8                3,769,701             3.37
         $500,001   -           $550,000                 2                1,054,298             0.94
         $600,001   -           $650,000                 3                1,896,793             1.69
         $650,001   -           $700,000                 1                  679,610             0.61
         $700,001   -           $750,000                 2                1,449,816             1.29
         $750,001   -           $800,000                 1                  769,984             0.69
         $850,001   -           $900,000                 1                  892,972             0.80
                                                 ---------          ----------------------------------
                Total                                  790             $111,980,989           100.0%
                                                 =========          ==================================

(1) As of the Reference Date, the average current Mortgage Loan principal balance is expected to be $141,748.

                                   Original Loan-to-Value Ratios (1)
       -----------------------------------------------------------------------------------------------
                                                                           Aggregate        Percent of
      Original Loan-to-Value              Number of                Principal Balance          Mortgage
            Ratios (%)               Mortgage Loans                      Outstanding              Pool
       -----------------------------------------------------------------------------------------------

         60.00 and Below                        100      $                13,128,920           11.72%
          60.01 - 65.00                          59                        8,388,851            7.49
          65.01 - 70.00                         118                       16,094,049           14.37
          70.01 - 75.00                         133                       18,844,609           16.83
          75.01 - 80.00                         278                       39,078,006           34.91
          80.01 - 85.00                           6                          834,032            0.74
          85.01 - 90.00                          64                        9,936,574            8.87
          90.01 - 95.00                          32                        5,675,947            5.07
                                           ---------                ----------------------------------
                Total                           790                     $111,980,989           100.0%
                                           =========                ==================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is expected to be approximately 74.47%.

                            Original Term to Maturity (1)
       -----------------------------------------------------------------------------------------------
                                                                        Aggregate           Percent of
       Original Term to                  Number of              Principal Balance             Mortgage
      Maturity (Months)             Mortgage Loans                    Outstanding                 Pool
       -----------------------------------------------------------------------------------------------
             360                               790      $             111,980,989             100.0%
                                           ---------                ----------------------------------
                Total                          790                   $111,980,989             100.0%
                                           =========                ==================================

(1) As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans is expected to be approximately 339 months.

                    State Distribution of Mortgage Properties (1)
       -----------------------------------------------------------------------------------------------
                                          Number of                     Aggregate           Percent of
                                           Mortgage             Principal Balance             Mortgage
             State                            Loans                   Outstanding                 Pool
       -----------------------------------------------------------------------------------------------

Arizona                                          54               $     5,668,994               5.06%
California                                      252                    45,423,173              40.57
Colorado                                         38                     4,278,641               3.82
Florida                                          63                     5,538,773               4.95
Hawaii                                           11                     2,773,346               2.48
Nevada                                           28                     3,325,298               2.97
New York                                         38                     5,895,355               5.26
Oregon                                           43                     5,402,828               4.82
Texas                                            21                     2,765,043               2.47
Utah                                             22                     3,084,100               2.75
Washington                                       56                     6,933,207               6.19
Other (1)                                       164                    20,892,233              18.66
                                           ---------                ----------------------------------
                Total                           790               $   111,980,989             100.0%
                                           =========                ==================================

(1) Other includes 29 other states, and the District of Columbia, with under 2% concentration individually. No more than approximately 1.15% of the Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.

                                 Documentation of Mortgage Loans
       -----------------------------------------------------------------------------------------------
                                         Number of                    Aggregate         Percent of
                                          Mortgage            Principal Balance           Mortgage
        Type of Program                      Loans                  Outstanding               Pool
       -----------------------------------------------------------------------------------------------
Full                                        248              $      33,641,424               30.04%
Alternative                                  78                     10,489,829                9.37
Reduced                                     464                     67,849,736               60.59
                                        ---------                ----------------------------------
                Total                       790              $     111,980,989              100.0%
                                        =========                ==================================


                                    Purpose of Mortgage Loans
-----------------------------------------------------------------------------------------------
                               Number of                    Aggregate         Percent of
                                Mortgage            Principal Balance           Mortgage
Loan Purpose                       Loans                  Outstanding               Pool
-----------------------------------------------------------------------------------------------
Purchase                            456              $      60,546,928           54.07 %
Refinance (Rate or
   Term)                            138                     23,016,363           20.55

Refinance (Cash-out)                196                     28,417,698           25.38

                                ---------                ----------------------------------
                Total               790               $    111,980,989           100.0%
                                =========                ==================================



                                   Type of Mortgaged Properties
       -----------------------------------------------------------------------------------------------
                                         Number of                    Aggregate         Percent of
                                          Mortgage            Principal Balance           Mortgage
         Property Type                       Loans                  Outstanding               Pool
       -----------------------------------------------------------------------------------------------
Single Family                               570            $        87,990,150               78.58%
Low Rise Condominium                         68                      6,253,519                5.58
2-4 Units                                   119                     13,983,670               12.49
Planned Unit
     Development (PUD)                       11                      1,366,011                1.22
Co-Op                                         4                        314,265                0.28
Townhouse                                     2                        147,208                0.13
High Rise Condominium                        16                      1,926,166                1.72
                                         ---------                ----------------------------------
                Total                       790            $       111,980,989               100.0%
                                         =========                ==================================


                                        Occupancy Types(1)
       -----------------------------------------------------------------------------------------------
                                        Number of                    Aggregate          Percent of
                                         Mortgage            Principal Balance            Mortgage
        Occupancy Type                      Loans                  Outstanding                Pool
       -----------------------------------------------------------------------------------------------
Primary Home                               514            $        87,153,635                77.83%
Investor                                   232                     19,770,043                17.65
                                            44                      5,057,311                 4.52
Second Home
                                       ---------                ----------------------------------
                Total                      790            $       111,980,989                100.0%
                                       =========                ==================================

(1) Based upon representation of the Mortgagors at the time of origination.

                                  EXHIBIT 2

THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1995-W

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENTS DATED NOVEMBER 1, 1995
CUSIP #126691

                                                             Distribution Date             08/25/97
4.06(i)  Reduction of the Stated Amount of                                SINGLE                 TOTAL
         Certificates                                                CERTIFICATE                AMOUNT
         Class A-1 Certificates                 PF5                 $16.94063606          1,701,187.46
         Class A-2 Certificates                 PG3                  $0.00000000                  0.00
         Class A-3 Certificates                 PH1                  $0.67840030              8,506.06
         Class A-4 Certificates                 PJ7                  N/A                  N/A
         Class A-5 Certificates                 PK4                  $0.00000000                  0.00
         Class A-6 Certificates                 PL2                  $0.00000000                  0.00
         Class A-7 Certificates                 PM0                  $0.00000000                  0.00
         Class X Certificates                   PP3                  N/A                  N/A
         Class A-R Certificates                 PQ1                  $0.00000000                  0.00
         Class B-1 Certificates                 PR9                  $0.67840030              5,227.07
         Class B-2 Certificates                 PS7                  $0.67840029              1,900.88
         Class B-3 Certificates                 PT5                  $0.67840029              1,187.88
         Class B-4 Certificates                                      $0.67840028                522.37
         Class B-5 Certificates                                      $0.67840030                475.56
         Class B-6 Certificates                                      $0.67840008                665.41

                                                Total Amount                              1,719,672.69

    Aggregate amount of any Principal                                                     1,640,997.53
    Prepayments

4.06(i)  Reduction of the Stated Amount of           INTEREST             SINGLE                 TOTAL
         Certificates                               SHORTFALL        CERTIFICATE                AMOUNT
         Class A-1 Certificates                         $0.00        $4.42089374            443,948.44
         Class A-2 Certificates                         $0.00        $6.04166667             22,354.17
         Class A-3 Certificates                         $0.00        $5.81714825             72,937.74
         Class A-4 Certificates                         $0.00        $0.06498669              6,524.08
         Class A-5 Certificates                         $0.00        $5,93750000             18,548.75
         Class A-6 Certificates                         $0.00        $5,93750000             17,218.75
         Class A-7 Certificates                         $0.00        $5,93750000             16,037.19
         Class X Certificates                           $0.00        $0.86924041            121,775.26
         Class A-R Certificates                         $0.00        $0.00000000                  0.00
         Class B-1 Certificates                         $0.00        $5.92336023             45,639.49
         Class B-2 Certificates                         $0.00        $5.92336021             16,597.26
         Class B-3 Certificates                         $0.00        $5.92336020             10,371.80
         Class B-4 Certificates                         $0.00        $5.92336012              4,560.99
         Class B-5 Certificates                         $0.00        $5.92336026              4,152.28
         Class B-6 Certificates                         $0.00        $5.92335830              5,809.97

                                                Total Amount                                806,476.17

4.06(iii)    Amount of interest shortfall                                                         0.00

4.06(iv)     Stated Amount of Certificates        ORIGINAL          SINGLE               TOTAL
             after this Distribution               BALANCE       CERTIFICATE            AMOUNT

         Class A-1 Certificates                100,420,519.00      $725.54676677         72,859,782.88
         Class A-2 Certificates                  3,700,000.00    $1,000.00000000          3,700,000.00
         Class A-3 Certificates                 12,538,402.00      $979.73984455         12,284,372.03
         Class A-4 Certificates                100,391,095.00      $725.75941997         72,859,782.88
         Class A-5 Certificates                  3,124,000.00    $1,000.00000000          3,124,000.00
         Class A-6 Certificates                  2,900,000.00    $1,000.00000000          2,900,000.00
         Class A-7 Certificates                  2,701,000.00    $1,000.00000000          2,701,000.00
         Class X Certificates                  140,093,879.00      $799.32820334        111,980,988.60
         Class A-R Certificates                        100.00        $0.00000000                  0.00
         Class B-1 Certificates                  7,705,000.00      $979.73984524          7,548,895.51
         Class B-2 Certificates                  2,802,000.00      $979.73984208          2,745,231.04
         Class B-3 Certificates                  1,751,000.00      $979.73983919          1,715,524.46
         Class B-4 Certificates                    770,000.00      $979.73982635            754,399.67
         Class B-5 Certificates                    701,000.00      $979.73984948            686,797.63
         Class B-6 Certificates                    980,858.00      $979.73952573            960,985.35

                                                Total                                  $111,980,988.56

4.06(v)  The Pool Stated Principal Balance for the following                            111,980,988.60
         Distribution Date

4.06(vi)     Senior Percentage for this Distribution Date                                 87.13108430%
    Subordinated Percentage for this Distribution Date                                    12.86891570%

4.06(vii)    Amount of the Master Servicing Fees paid to or                                  35,956.66
             retained by the Master Servicer and servicers
             with respect to such Distribution Date

4.06(viii)   Pass-Through Rate and for each
             Class of Certificates
         Class A-1 Certificates                                                            7.14500000%
         Class A-2 Certificates                                                            7.25000000%
         Class A-3 Certificates                                                            7.12000000%
         Class A-4 Certificates                                                            0.10500000%
         Class A-5 Certificates                                                            7.12500000%
         Class A-6 Certificates                                                            7.12500000%
         Class A-7 Certificates                                                            7.12500000%
         Class X Certificates                                                              1.28521955%
         Class A-R Certificates                                                            7.25000000%
         Class B-1 Certificates                                                            7.25000000%
         Class B-2 Certificates                                                            7.25000000%
         Class B-3 Certificates                                                            7.25000000%
         Class B-4 Certificates                                                            7.25000000%
         Class B-5 Certificates                                                            7.25000000%
         Class B-6 Certificates                                                            7.25000000%

4.06(ix)     Amount of Advances included in the distribution                                 45,090.70
             on such Distribution Date
    Aggregate amount of Advances outstanding as                                              61,449.34
    of the close of business on such
    Distribution Date

4.06(x)  The number and aggregate principal amounts of
         Mortgage Loans delinquent
                                                  30 to 59                    26          4,189,402.28
                                                    days
                                                  60 to 89                     7            582,694.41
                                                    days
                                                 90 or more                    4            734,028.84

    The number and aggregate principal amounts of Mortgage Loans in foreclosure
                                                     In                        5          1,425,593.57
                                                 foreclosure

4.06(xi)     The aggregate dollar amount of Scheduled Payments for each of
             Mortgage Loan for the preceding 12 calendar months or all calendar months since cut-off date
    (a)   All outstanding Mortgage loans on each Due Date                                         0.00
    (b)   Delinquent 60 days or more on each of the Due                                           0.00
    Dates

4.06(xii)    Loan number and Stated Principal Balance of any         None                         0.00
             Mortgage loan that became an REO Property during
             the preceding calendar month.

4.06(xiii)   Total number and principal balance of any REO                     3           $253,402.94
             Propetrties as of the close of business on the
             Determination Date preceding such Distribution
             Date.

4.06(xiv)    Senior Prepayment Percentage                                                100.00000000%

4.06(xv)     Aggregate amount of Realized Losses incurred during the preceding                    0.00
             calendar month
    Aggregate amount of Realized Losses through Distribution                                      0.00
    Date

4.06(xvi)    Special Hazard Loss Coverage                                                $1,785,943.70
             Amount
    Required Fraud Loss Coverage                                                         $2,576,476.42
    Current Bankruptcy Amount                                                              $100,000.00

4.06(xvii)   Guaranteed Distributions for such Distribution date and amounts in respect of the Guaranteed Distributions paid under the applicable
             Policy
         A-3                                                                                $81,443.80
         A-5                                                                                $18,548.75
         A-6                                                                                $17,218.75
         A-7                                                                                $16,037.19

4.06(xviii)  Withdrawal from Reserve Fund for such                                                0.00
             Distribution Date

4.06(xix)    Amount remaining in the Reserve Fund after                                       5,044.79
             taking into account amounts withdrawn for such
             distribution date
